UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013 (March 22, 2013)

MISTER GOODY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54517	27-5414480
(State or other jurisdiction of incorporation or	(Commission File Number)	(IRS Employer Identification No.)
organization)

7877 Emerald Winds Circle Boynton Beach, Florida		33473
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-396-0554

Not Applicable
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement

On March 22, 2013, Mister Goody, Inc. (the “Company”) entered into unsecured promissory notes with each of Joel Arberman and Brendan Vogel, who are officers of the Company. Mr. Arberman loaned the Company $10,400 and Mr. Vogel loaned the Company $10,000.  The promissory notes bear no interest or prepayment penalty and are due on May 31, 2013. The promissory notes are attached as Exhibits 10.1 and 10.2.

On March 22, 2013, Mister Goody, Inc. acquired 8% of the Preferred Ownership Interests of The Naked Edge, LLC, a partially owned subsidiary, by exercising rights granted under an LLC Interest Purchase Agreement dated August 24, 2012, attached as Exhibit 2.1.

Item 9.01.  Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Document Description
2.1	LLC Interest Purchase Agreement (incorporated by reference to the Company’s Form 8-K filed on August 27, 2012)
10.1	Arberman Promissory Note dated March 22, 2013
10.2	Vogel Promissory Note dated March 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2013

MISTER GOODY, INC.

By:	/s/ Joel Arberman
Joel Arberman
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director